Exhibit 99.1

Media Contact	Investor Relations Contact
Mary Jo Rose	Mike Magaro
925-452-3252	925-452-3120
mrose@taleo.com	mmagaro@taleo.com

Taleo Announces Record Quarterly Revenues of $67.2 million, up 33% Year-Over-

Year; Application Revenue Growth of 24% to $55.2 million

•	Record Quarterly Non-GAAP Revenue of $71.2 million, up 41% Year-Over-Year; Non-GAAP application revenue of $57.8 million, up 30% Year-Over-Year

•	Record Full Year GAAP Revenue of $237.3 million, up 20% Year-Over-Year; Non-GAAP Revenue of $241.8 million, up 21% Year-Over-Year

Dublin, Calif. – February 9, 2011 – Taleo Corporation (NASDAQ: TLEO), the leading provider of on-demand Talent Management solutions, today announced record-setting results for its fiscal fourth quarter and the year ended December 31, 2010, completing a year of break-through performance.

“Taleo’s Talent Intelligence value proposition—providing insight for organizations to better know their people and grow their business—is putting talent management at the front of the business agenda,” said Michael Gregoire, Chairman and CEO of Taleo. “Our performance in 2010 reflects tremendous market adoption of our talent management suite of Recruiting, Performance, Compensation and Learning wrapped around powerful analytics”

Taleo delivered the following results for the fourth quarter and full year 2010:

Fourth Quarter Revenue: Total revenue for the fourth quarter was $67.2 million, an increase of 33% on a year-over-year basis. Application revenue for the fourth quarter was $55.2 million, an increase of 24% on a year-over-year basis. Services revenue for the fourth quarter was $12.0 million, an increase of 101% on a year-over-year basis.

Total fourth quarter non-GAAP revenue was $71.2 million, an increase of 41% on a year-over-year basis. Non-GAAP application revenue for the fourth quarter was $57.8 million, an increase of 30% on a year-over-year basis. Non-GAAP services revenues for the fourth quarter was $13.4 million, an increase of 123% on a year-over-year basis.

2010 Revenue: Total revenue for the full year 2010 was $237.3 million, an increase of 20% on a year-over-year basis. Application revenue for the full year 2010 was $199.3 million, an increase of 15% on a year-over-year basis. Services revenue for the full year 2010 was $38.0 million, an increase of 52% on a year-over-year basis.

For the full year 2010, the company reported Non-GAAP revenue of $241.8 million, an increase of 21% from the prior year. Non-GAAP application revenue for the full year 2010 was $202.4 million, an increase of 16% on a year-over-year basis. Non-GAAP services revenue for the full year 2010 was $39.3 million, an increase of 58% on a year-over-year basis.

Fourth Quarter Earnings per Share: Fourth quarter loss per share was $(0.02), compared to net income per fully diluted share of $0.13 a year ago. Non-GAAP income per fully diluted share was flat year-over-year at $0.23. The company’s non-GAAP results include amounts excluded from GAAP revenue due to the write down of the deferred revenue associated with purchase accounting for Worldwide Compensation and Learn.com, and exclude the effects of $3.9 million in stock-based compensation expense, $5.3 million in amortization of acquired intangibles, and $3.8 million in acquisition related transaction costs. GAAP fourth quarter EPS calculations are based on 40.3 million basic weighted average shares outstanding, while non-GAAP fourth quarter EPS calculations are based on 43.4 million fully diluted weighted average shares outstanding. The fully diluted weighted average shares outstanding used to compute non-GAAP earnings per share have been calculated without giving consideration to the treasury stock method.

2010 Earnings per Share: For the full year 2010, net income per fully diluted share declined to $0.01 from $0.04 a year ago. Non-GAAP net income per fully diluted share for the full year 2010 rose to $0.78 compared to $0.77 a year ago. The company’s non-GAAP results include amounts excluded from GAAP revenue due to the write down of the deferred revenue associated with purchase accounting for Worldwide Compensation and Learn.com, and exclude the effects of $14.9 million in stock-based compensation expense, $14.5 million in amortization of acquired intangibles, and $6.8 million in acquisition related transaction costs. GAAP full year 2010 EPS calculations are based on 40.9 million fully diluted weighted average shares outstanding, while non-GAAP full year 2010 EPS calculations are based on 43.0 million fully diluted weighted average shares outstanding. The fully diluted weighted average shares outstanding used to compute non-GAAP earnings per share have been calculated without giving consideration to the treasury stock method.

Customers: In the fourth quarter, 304 new businesses chose Taleo’s Talent Management solutions for recruiting, performance, learning and/or compensation management, including: DHL Global, Panda Restaurant Group, Southern California Edison, St. Joseph Health systems and Universal City Studios. A record 16 new contracts in the fourth quarter were larger than $250,000 in first year application revenue, underscoring the market interest in larger, global deployments and in multiple component suite solutions. The performance management product line performed exceptionally well with a record 57 deals in our fourth quarter and over 170 deals in 2010.

Cash: Cash from operations for full year 2010 was $35.8 million, down 29% from $50.7 million in 2009. Cash flow from operations was down in 2010 due primarily to the impact of operating liabilities assumed in our 2010 acquisitions of Worldwide Compensation and Learn.com, and the timing of fourth quarter 2010 billings. Total cash and cash equivalents finished the year at $141.6 million, a decrease of $102.6 million from the prior year, which includes approximately $137.5 million in net outflow from the company’s acquisitions of Worldwide Compensation and Learn.com in 2010.

Quarterly Conference Call

Taleo will host a conference call to discuss its fourth quarter fiscal year 2010 results at 1:30 p.m. Pacific Time today. A live audio webcast of the conference call, together with detailed financial information, can be accessed through the company’s Investor Relations Web site at http://www.taleo.com/ir. Please join the conference call at least 10 minutes early to register. A replay of the conference call will be available until midnight PT on February 13, 2011 at www.taleo.com, or via dial-in at 800-642-1687 or 706-645-9291. The pass code for the replay is 37598073.

About Taleo

Taleo’s (NASDAQ: TLEO) cloud-based talent management platform unites products and an ecosystem to drive business performance through talent intelligence. Over 5,000 customers use Taleo for talent acquisition, performance and compensation management, including 47 of the Fortune 100. Further, Taleo’s Talent Grid cloud community harnesses the expertise of Taleo customers, more than 200 million candidates to date, and 140 partners and industry experts.

Forward-looking Statements

This release contains forward-looking statements, including statements regarding Taleo’s future financial performance, market growth, the demand for and benefits from the use of Taleo’s solutions, and general business conditions. Any forward-looking statements contained in this press release are based upon Taleo’s historical performance and its current plans, estimates and expectations and are not a representation that such plans, estimates, or expectations will be achieved. These forward-looking statements represent Taleo’s expectations as of the date of this press announcement. Subsequent events may cause these expectations to change, and Taleo disclaims any obligation to update the forward-looking statements in the future. These forward-looking statements are subject to known and unknown risks and uncertainties that may cause actual results to differ materially. Further information on potential factors that could affect actual results is included in Part II, Item 1A of Taleo’s Quarterly Report on Form 10Q, as filed with the SEC on November 5, 2010, and in other reports filed by Taleo with the SEC.

Non-GAAP Financial Measures

Taleo has provided in this release financial information that has not been prepared in accordance with GAAP. This information includes non-GAAP revenue and non-GAAP earnings per share. Taleo uses these non-GAAP financial measures internally in analyzing its financial results and believes they are useful to investors, as a supplement to GAAP measures, in evaluating Taleo’s ongoing operational performance. Taleo believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing its financial measures with other companies in Taleo’s industry, many of which present similar non-GAAP financial measures to investors. The non-GAAP measures include amounts excluded from GAAP revenue due to the write down of the deferred revenue associated with purchase accounting for the Worldwide Compensation, Vurv and Learn.com acquisitions, and exclude costs associated with our 2009 restatement-related revenue review, acquisition related transaction costs, stock-based compensation expense, amortization of acquired intangibles, an income tax benefit related to the acquisition of Learn.com, a non-cash income tax audit settlement, the gain on re-measurement of a previously held interest in Worldwide Compensation, the write-off of the Worldwide Compensation purchase option, and settlement of the Vurv escrow account. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measure. A reconciliation of GAAP to the non-GAAP financial measures has been provided in the tables included as part of this press release.

A historical reconciliation of GAAP to non-GAAP financial measures for past periods can be located on the investor relations section of www.taleo.com.

Taleo Corporation

Condensed Consolidated Statements of Operations

(All amounts in thousands except per share data)

(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2010	2009	2010	2009
Revenue:
Application	$55,179	$44,507	$199,302	$173,495
Consulting	12,037	5,993	37,973	24,917

Total revenue	67,216	50,500	237,275	198,412

Cost of revenue (Note 1):
Application	12,305	9,816	44,532	38,435
Amortization of acquired intangibles	1,499	761	4,233	3,043

Total cost of application revenue	13,804	10,577	48,765	41,478
Consulting	9,204	5,856	29,671	24,614

Total cost of revenue	23,008	16,433	78,436	66,092

Gross profit	44,208	34,067	158,839	132,320

Operating expenses (Note 1):
Sales and marketing	20,478	13,385	67,445	54,488
Sales - amortization of acquired intangibles	3,803	2,810	10,276	11,243
Research and development	12,257	8,709	43,431	34,847
General and administrative	13,511	7,410	43,834	33,152

Total operating expenses	50,049	32,314	164,986	133,730

Income (loss) from operations	(5,841)	1,753	(6,147)	(1,410)

Other income (expense):
Interest and other income	84	83	482	329
Interest expense	(29)	(36)	(106)	(166)
Worldwide Compensation, Inc. purchase option write-off	—	—	—	(1,084)
Gain on remeasurement of previously held interest in Worldwide Compensation, Inc.	—	—	885	—
Settlement of Vurv escrow account	—	2,471	—	2,471

Total other income	55	2,518	1,261	1,550

Income (loss) before provision for (benefit from) income taxes	(5,786)	4,271	(4,886)	140
Benefit from income taxes	(5,166)	(322)	(5,306)	(1,153)

Income (loss) attributable to Class A common stockholders	$(620)	$4,593	$420	$1,293

Income (loss) per share attributable to Class A common stockholders - basic	$(0.02)	$0.13	$0.01	$0.04

Income (loss) per share attributable to Class A common stockholders - diluted	$(0.02)	$0.13	$0.01	$0.04

Weighted average Class A common shares - basic	40,339	34,425	39,685	31,507

Weighted average Class A common shares - diluted	40,339	35,594	40,915	32,406

NOTES

1. Includes stock-based compensation expense
Application cost of revenue	$226	$167	$929	$647
Consulting cost of revenue	437	320	1,703	1,195

Cost of revenue subtotal	663	487	2,632	1,842
Sales and marketing operating expense	1,060	833	4,066	3,011
Research and development operating expense	784	402	2,643	1,516
General and administrative operating expense	1,425	1,142	5,598	4,660

Operating expense subtotal	3,269	2,377	12,307	9,187

Total stock-based compensation expense	$3,932	$2,864	$14,939	$11,029

Taleo Corporation

Condensed Consolidated Statements of Operations (continued)

(All amounts in thousands except per share data)

(Unaudited)

Reconciliation of GAAP net income (loss) to non-GAAP net income:

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2010	2009	2010	2009
GAAP net income (loss) reported above	$(620)	$4,593	$420	$1,293
Add back:

Revenue
Non-GAAP application revenue	2,594	15	3,142	841
Non-GAAP service revenue	1,343	—	1,343	13

Total Non-GAAP revenue	3,937	15	4,485	854
Expenses
Revenue review	—	—	—	1,631
Acquisition related transaction costs	3,753	—	6,826	—
Stock-based compensation expense	3,932	2,864	14,939	11,029
Amortization of acquired intangibles	5,302	3,571	14,509	14,286
Non-Cash income tax audit settlement	—	—	—	(1,335)

	12,987	6,435	36,274	25,611
Other income (expense)
Gain on remeasurement of previously held interest in Worldwide Compensation, Inc.	—	—	(885)	—
Worldwide Compensation, Inc. purchase option write-off	—	—	—	1,084
Settlement of Vurv escrow account	—	(2,471)	—	(2,471)

	—	(2,471)	(885)	(1,387)
Provision for (benefit from) income taxes
Income tax benefit related to acquisition of Learn.com	(6,546)	—	(6,546)	—

Non-GAAP net income	$9,758	$8,572	$33,748	$26,371

Non-GAAP net income per share
Basic	$0.24	$0.25	$0.85	$0.84

Diluted	$0.23	$0.23	$0.78	$0.77

Reconciliation of basic and fully diluted share count:

Basic	40,339	34,425	39,685	31,507

Add:
Weighted Average - options and unreleased restricted stock, without consideration for the treasury stock method	3,015	2,938	3,330	2,331
Weighted Average - Vurv escrow shares	—	127	—	344

Diluted	43,354	37,490	43,015	34,182

Taleo Corporation

Condensed Consolidated Balance Sheets

(All amounts in thousands)

(Unaudited)

	December 31, 2010	December 31, 2009
ASSETS
Current assets:
Cash and cash equivalents	$141,588	$244,229
Restricted cash	8	409
Accounts receivable, net	58,120	43,928
Prepaid expenses and other current assets	18,460	10,126
Investment credits receivable	6,033	5,499

Total current assets	224,209	304,191

Property and equipment, net	26,552	23,510
Restricted cash	210	210
Goodwill	206,418	91,027
Other intangibles, net	59,478	30,544
Other assets	1,562	6,895

Total assets	$518,429	$456,377

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$36,377	$23,592
Deferred revenue - application services and customer deposits	79,704	60,140
Deferred revenue - consulting services	19,692	17,523
Capital lease obligation, short-term	105	412

Total current liabilities	135,878	101,667

Long-term deferred revenue - application services and customer deposits	150	201
Long-term deferred revenue - consulting services	10,006	13,220
Other liabilities	3,834	3,973
Capital lease obligation, long-term	46	107

Total liabilities	149,914	119,168

Stockholders’ equity:
Capital stock	1	1
Additional paid-in capital	443,256	414,106
Accumulated deficit	(76,609)	(77,029)
Treasury stock	(1,518)	(2,471)
Accumulated other comprehensive income	3,385	2,602

Total stockholders’ equity	368,515	337,209

Total liabilities and stockholders’ equity	$518,429	$456,377

Taleo Corporation

Consolidated Statements of Cash Flows

(All amounts in thousands)

(Unaudited)

	Twelve Months Ended December 31,
	2010	2009
Cash flows from operating activities:
Net income	$420	$1,293
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	28,720	27,437
Loss disposal of fixed assets	98	17
Amortization of tenant inducements	(176)	(152)
Tenant inducements from landlord	—	114
Stock-based compensation expense	14,939	11,029
Excess tax benefits from employee stock plans	(293)	(301)
Director fees paid with stock in lieu of cash	240	247
Gain on remeasurement of previously held interest in Worldwide Compensation, Inc.	(885)	—
Worldwide Compensation, Inc. purchase option write-off	—	1,084
Bad debt expense (reversal)	(83)	840
Settlement of Vurv escrow account	—	(2,471)
Changes in assets and liabilities, net of effect of acquisitions:
Accounts receivable	(11,046)	4,440
Prepaid expenses and other assets	(3,030)	(1,576)
Deferred income taxes	(6,546)	—
Investment credit receivable	(275)	1,471
Accounts payable and accrued liabilities	2,965	(2,249)
Deferred revenue and customer deposits	10,744	9,449

Net cash provided by operating activities	35,792	50,672

Cash flows from investing activities:
Purchases of property and equipment	(14,517)	(9,140)
Change in restricted cash	401	418
Acquisition of business, net of cash acquired	(137,504)	—

Net cash used in investing activities	(151,620)	(8,722)

Cash flows from financing activities:
Principal payments on loan and capital lease obligations	(1,652)	(1,591)
Payments for expenses associated with 2009 equity offering	(657)	—
Net proceeds from stock offering	—	144,444
Excess tax benefits from employee stock plans	293	301
Treasury stock acquired to settle employee withholding liability	(2,824)	(1,066)
Treasury stock issued to employees for ESPP	3,777	—
Proceeds from stock options exercised and ESPP shares	13,676	9,640

Net cash provided by financing activities	12,613	151,728

Effect of exchange rate changes on cash and cash equivalents	574	1,089

Increase in cash and cash equivalents	(102,641)	194,767
Cash and cash equivalents:
Beginning of period	244,229	49,462

End of period	$141,588	$244,229